Advisory/Board Member Agreement.

I agree to sit on the Advisory/Board to Digagogo Ventures Corp. "The Company" under the following conditions.

1. The principal responsibility of the Board of Advisors is to assist the Management of the Company in developing and executing the long-term goals of the company.

2. The primary functions of the Board are:

- review of the financial objectives ,major strategies and plans, and major corporate actions of Digagogo Ventures Corp. "The Company".

- Recommendations to the Senior Management and Board members regarding company direction and focus.
- Assistance in selecting senior management and staff
- Selection and recommendation to the Board of Directors of appropriate candidates for service on the Advisory Board.

3. Prospective members of the Board are selected for their character and wisdom, judgement and integrity, business experience and acumen. "The Company" also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Advisory Board.

4. It is the general policy of the Board of Directors that the Advisory Board consider all major decisions, while the Board of Directors retains responsibility for those decisions. This allows the Company to gain the advantage of the collective wisdom of the Advisory Board.

5. The Advisory Board should meet, in person or telephonically a minimum of once per month. The Chair of the Advisory Board shall report the results of this meeting to the Board of Directors of Digagogo Ventures

Corp. "The Company" within two business days of such meetings. The agenda of the meetings are determined by the Chair and the Board of Directors.

6. Compensation of the members of the Advisory Board shall be as follows. For services rendered by the members, each shall be assigned 25,000 options of the Company at a price determined by the average share price during the week the member agrees to join the Advisory Board. The Chair of the Advisory Board shall be granted 50,000 options based on the same formula during the week he or she agrees to Chair the Board.

7. These principles are reviewed by the Board from time to time.

8. I will have no legal or fiduciary responsibility to or for Digagogo Ventures Corp. "The Company" and my role will be that of an Advisor and Liason to the industry.

Name of member of the Board	President of Digagogo Ventures Corp. "The Company"
_Shane Macauley___________	____Fernando Londe_____
____________________ (signature)	____________________ (signature)
3/17/2011	4/29/2011